STOCK PURCHASE AGREEMENT



         THIS  AGREEMENT  is  made  as of  December  11,  1997,  among  JENNIFER
CONVERTIBLES, INC., a Delaware corporation (the "Company"), and KLAUSSNER FURNITURE INDUSTRIES, INC. (the "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

         The parties hereto agree as follows:

SECTION 1.  -  CLOSING.

         1A. PURCHASE AND SALE OF THE SERIES A PREFERRED. At the Closing, the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company, for a purchase price of $5,000,000, 10,000 shares of convertible preferred stock (the "Preferred Stock") convertible into an aggregate of 1,424,500 shares, par value $0.01 per share (the "Common Stock") (approximately $3.51) per share, subject to adjustment as set forth in the Certificate of Designations (the "Certificate") of the Preferred Stock in the form attached hereto as Exhibit A.

         1B. THE CLOSING. The closing of the purchase and sales of the Preferred Stock pursuant to paragraph 1A (the "Closing") shall take place at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, in New York, New York at 10:00 a.m. on the date hereof, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser stock certificates evidencing the Preferred Stock to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of the purchase price (net of amounts to be used pursuant to Section 2F) immediately available funds to the Company's account as directed by the Company.

SECTION 2. - CONDITIONS OF THE PURCHASER'S OBLIGATION AT THE CLOSING. The obligation of the Purchaser to purchase and pay for the Preferred Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

         2A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

         2B. CLOSING  DOCUMENTS.   The  Company  shall  have  delivered  to  the
Purchaser all of the following documents:

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                  (i)  a  duly  executed   Registration  Rights  Agreement  (the
"Registration Rights Agreement") in the form of Exhibit B hereto;

                  (ii) certified copies of the resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement, and the consummation of all other transactions contemplated by this Agreement.

                  (iii) certified copies of the Certificate and the Company's Certificate of Incorporation and bylaws, each as in effect at the Closing; and

                  (iv)  such  other  documents   relating  to  the  transactions
         contemplated by this Agreement as any Purchaser or its special counsel may reasonably request.

         2D. PROCEEDINGS. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel.

         2E. AUDITORS OPINION. The opinion of Richard A. Eisner & Company as to the Company's financial statements for the fiscal year ended August 30, 1997 shall be no more qualified than the opinion given for the prior fiscal year and shall not contain a "going concern" qualification.

         2F. USE OF PROCEEDS. At the Closing, the Company shall use a portion of the proceeds to pay all obligations to the Purchaser and its affiliates and subsidiaries that, as of the Closing have been billed and outstanding for more than 60 days (as reflected on their books and records, but without waiving any dispute the Company may have as to the amounts so reflected).

SECTION 3.  -  RIGHT OF FIRST REFUSAL

         3A. So long as the Purchaser owns at least 10% of the outstanding Common Stock of the Company or Preferred Stock convertible into at least 10% of such outstanding Common Stock, the Purchaser shall have the right (the "Right") of first refusal to purchase any shares of Common Stock (or debt or equity securities convertible into or exercisable for Common Stock, hereinafter called "Equivalents") if the sale price of such Common Stock or effective sale price of the Common Stock underlying such Equivalents (after giving effect to the price paid for such Equivalents together with any additional consideration to be paid to the Company on exercise or conversion) is less than $3.51 per share (as appropriately adjusted to reflect stock splits, stock dividends and similar events). If the Company proposes to make any such sale, it shall first give the Purchaser written notice (the "Offer Notice") of the terms of such proposed sale by the Company, including the type of security to be sold, the sale price or effective sale price and the amount to be sold. The Purchaser may elect to exercise the Right to purchase all or a portion of the securities described in the Offer Notice on the terms described in the Offer Notice by providing written notice (the "Exercise Notice") to the Company within 15 days after its has received the Offer Notice, specifying the amount of the securities it intends to purchase. If the Purchaser does not exercise the Right or exercises it in part, the Company shall be entitled to sell up to the number of securities set forth in the Offer Notice (or

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the  remaining  balance  after giving  effect to the exercise of the Right) at a price no less favorable to the Company than the price set forth in the Offer Notice. If the Purchaser exercises the Right in whole or in part, the closing of the sale of securities contemplated thereby shall take place on the 15th day after the Exercise Notice is received the Company at the offices of the Company or at such other time and place as the parties mutually agree, provided that if the Exercise Notice is for the purchase of less than all of the securities set forth in the Offer Notice the Company may, by written notice to the Purchaser, decline to sell such portion, but in such event shall have no right to sell any such securities to any third party. Notwithstanding the foregoing, the Purchaser shall not have the Right with respect to options and warrants outstanding on the date hereof and the grant of additional options (the "Exempt Options") to employees or consultants to purchase up to 50,000 shares of Common Stock, provided that if the Company grants any Exempt Options it will simultaneously grant the Purchaser options, on the same terms, to purchase such number of shares of Common Stock as would be necessary to preserve the Purchaser's percentage beneficial ownership of the outstanding Common Stock assuming the exercise of the Exempt Options so granted. The reduction of the exercise price of any outstanding option shall be treated as a new grant of such option.

SECTION 4.  -  TRANSFER OF RESTRICTED SECURITIES; REGISTRATION RIGHTS.

         4A. GENERAL PROVISIONS. The Purchaser agrees that the Preferred Stock and the underlying Common Stock (collectively, the "Securities") constitute restricted securities transferable only pursuant to (i) registration under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

         4B. OPINION DELIVERY. In connection with the transfer of any Securities (other than a transfer described in Section 4A(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Securities may be effected without registration of such Securities under the Securities Act. In addition, if the holder of the Securities delivers to the Company an opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP or such other counsel that no subsequent transfer of such Securities shall require registration under the Securities Act and has delivered the original certificate or certificates representing such Securities to the Company, the Company shall promptly upon such contemplated transfer deliver new certificates for such Securities which do not bear the Securities Act legend set forth in Section 6. If the Company is not required to deliver new certificates for such Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section paragraph and Section 6.

         4C. RULE 144A. Upon the request of the Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees, at such Purchaser's cost, all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

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         4D. LEGEND REMOVAL. If any Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Securities and receipt of evidence sufficient in the reasonable judgment of the Company's counsel that the Securities are so eligible, remove the legend set forth in Section 6 from the certificates for such Securities.

         4E. REGISTRATION RIGHTS. At the Closing, the Company shall enter into the Registration Rights Agreement providing certain demand registration rights as to the Securities.

         4F. AGREEMENT NOT TO DISPOSE. The Purchaser hereby agrees not to sell, transfer or otherwise dispose of any of Preferred Stock until September 1, 1999, provided, however, that the Purchaser may transfer Securities to an affiliate of the Purchaser which agrees, in writing, to be bound by the provisions of this
Section 4F and, provided, further that nothing herein shall be deemed to prevent Purchaser from converting the Preferred Stock to Common Stock earlier than September 1, 1999 pursuant to Section 4 of the Certificate or from selling, transferring or disposing of any Common Stock received upon such conversion.

SECTION 5. - REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that:

         5A. ORGANIZATION, CORPORATE POWER AND LICENSES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

         5B.      CAPITAL STOCK AND RELATED MATTERS.

                  (i) Immediately prior to the Closing, the authorized capital stock of the Company shall consist of (a) 1,000,000 shares of preferred stock, of which no shares shall be outstanding (but certain of which are contemplated to be issued and outstanding pursuant to the class and derivative action settlement agreement) and (b) 10,000,000 shares of Common Stock, of which 5,700,725 shares shall be issued and outstanding. As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth on the attached "Capitalization Schedule." As of the Closing, all of the outstanding shares of the Company's capital stock, including the Preferred Stock, shall be validly issued, fully paid and nonassessable.

                  (ii) There are no statutory or contractual stockholders preemptive rights or rights

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

         of refusal with respect to the issuance of the Securities hereunder. Assuming the representations of the Purchaser in Section 6 are accurate, the offer, sale and issuance of the shares of Preferred Stock hereunder do not require registration under the Securities Act or any applicable state securities laws.

         5C. AUTHORIZATION: NO BREACH. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party, have been duly authorized by the Company. Assuming the due and valid execution by the other parties thereto, this Agreement and all other agreements contemplated hereby to which the Company is a party each constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws, and to general principles of equity (whether considered in proceedings at law or in equity). The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Preferred Stock and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi), except as required in connection with a registration under the Securities Act as contemplated by the Registration Rights Agreement, require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or any Subsidiary or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject.

         5D. BROKERAGE. Assuming the Purchaser's representations in Section 6 are accurate, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         5E. GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or therein.

         5F. PUBLIC FILINGS. To the best of the Company's knowledge, neither the 1996 10-K nor any filing made by the Company with the Securities and Exchange Commission ("SEC") thereafter contained, as of the date filed, any untrue statement of a material fact or omitted, as of the date filed, any material fact necessary to make any statements contained therein not misleading under the circumstances given and the Company has not received any request from the SEC to amend or

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modify any such filing.

         5G. LITIGATION. Attached as Schedule 5G is a description of all litigation, investigations and claims pending against the Company, other than routine matters in the ordinary course of business.

SECTION 6. - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company the following:

                  (i) The Purchaser hereby represents that it is acquiring the Preferred Stock purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the Purchaser and subsequent holders of Preferred Stock from transferring such securities in compliance with the provisions of Section 4 hereof. Each certificate or instrument representing Preferred Stock shall be imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate were originally issued on December __, 1997, and have not been registered under the Securities Act. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of December __, 1997 and as amended and modified from time to time, between the issuer (the "Company") and the Purchaser, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

Certificates representing the Common Stock underlying the Preferred Stock shall be imprinted with a substantially similar legend.

                           (ii) The Purchaser represents and warrants that it is
                  an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act. The Purchaser acknowledges that it has been given the opportunity to ask questions and receive satisfactory answers concerning the terms and conditions of the Preferred Stock and obtain additional information in order to evaluate the merits and risks of an investment in the Preferred Stock and to verify the accuracy of the information contained in this Agreement. The Purchaser represents and warrants that it is a sophisticated investor with such knowledge and experience in business and financial matters as will enable the Purchaser to evaluate the merits and risks of investment in the Preferred Stock and is able to bear the economic risks and lack of liquidity of an investment in the Preferred Stock.

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SECTION 7.  -  DEFINITIONS.

         7A. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

         "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

         "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are reasonably necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

SECTION 8.  -  MISCELLANEOUS.

         8A. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended, only if the Company and the Purchaser have amended this Agreement in writing. No other course of dealing between the Company and the Purchaser or any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Purchaser.

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         8B.  SUCCESSORS  AND  ASSIGNS.  This  Agreement  may not be assigned by either party without the other's written consent except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         8C. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         8D. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         8E. DESCRIPTIVE HEADINGS: INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

         8F. GOVERNING LAW. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

         8G. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or sent to the recipient by facsimile. Such notices, demands and other communications shall be sent to the offices of the Company at 419 Crossways Park Drive, Woodbury, New York 11797, Attention:
Chief Executive Officer, with a copy to Squadron, Ellenoff, Plesent & Sheinfeld, LLP, Attention: Kenneth R. Koch, Esq., at 551 Fifth Avenue, New York, New York 10176 and to the Purchaser at the address indicated below:

                           405 Lewallen Street
                           Asheboro, North Carolina 27203
                           Attention: Robert Shaffner

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

with a copy to:

                           Michael Abel, Esq.
                           Schell Bray Aycock Abel & Livingston L.L.P.
                           1500 Renaissance Plaza
                           230 North Elm Street
                           Greensboro, North Carolina  27401

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         8H. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

         8I. NO WAIVER OR MODIFICATION OF EXISTING AGREEMENTS. Nothing contained herein shall be deemed in any respect to modify or waive any provision of the other agreements between the parties hereto, including without limitation, the Credit and Security Agreement, dated as of March 1, 1996, as amended.

         8J. EXPENSES. The parties shall bear their respective expenses in connection with this transaction except that the Company will bear up to $25,000 of the legal fees incurred by the Purchaser in connection herewith.


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


         IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement on the date first written above.





                           JENNIFER CONVERTIBLES, INC.



                           /s/ Harley J. Greenfield
                           ----------------------------------------------
                           By: Harley J. Greenfield, Chief Executive Officer


                           KLAUSSNER FURNITURE INDUSTRIES, INC.



                           /s/ Robert C. Shaffner
                           ----------------------------------------------
                           By: Robert C. Shaffner, Senior Vice President



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